As filed with the Securities and Exchange Commission on October 18, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

台灣積體電路製造股份有限公司	TSMC Arizona Corporation
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Taiwan Semiconductor Manufacturing Company Limited	Not Applicable
(Translation of Registrant’s name into English)	(Translation of Registrant’s name into English)

Republic of China	Arizona
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

Not Applicable	85-3841596
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

No. 8, Li-Hsin Road 6 Hsinchu Science Park Hsinchu, Taiwan Republic of China +886-3-5055901	2510 W. Dunlap, Suite 600 Phoenix, Arizona 85021 (602) 567-1688
(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)

TSMC North America

2851 Junction Avenue

San Jose, CA 95134, USA

(408) 382-8000

(Name, address, and telephone number of agent for service)

Copies to:

Wendell Jen-Chau Huang Taiwan Semiconductor Manufacturing Company Limited No. 8, Li-Hsin Road 6, Hsinchu Science Park, Hsinchu, Taiwan Republic of China +886-3-5055901	Ching-Yang Lin, Esq. Waldo D. Jones, Jr., Esq. Sullivan & Cromwell (Hong Kong) LLP 20th Floor, Alexandra House 18 Chater Road, Central Hong Kong +852-2826-8688

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Debt Securities(1)	—	—	—	—
Guarantees of Debt Securities	—	—	—	(2)

(1)

The registrants are registering an indeterminate amount of debt securities for offer and sale from time to time at indeterminate offering prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of registration fees.

(2)	Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is payable.

PROSPECTUS

Debt Securities

TSMC Arizona Corporation

Fully and unconditionally guaranteed by

Taiwan Semiconductor Manufacturing Company Limited

TSMC Arizona Corporation may sell debt securities to the public from time to time in one or more series and in one or more offerings.

The debt securities will be issued by TSMC Arizona Corporation and will be guaranteed by Taiwan Semiconductor Manufacturing Company Limited.

We will provide the specific terms of any offering and the offered securities in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We may offer and sell these debt securities to or through one or more underwriters, dealers or agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” in this prospectus. We will also describe the plan of distribution for any particular offering of securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves certain risks. You should carefully consider the risks described in “Risk Factors” in this prospectus and in any prospectus supplement or any document incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 18, 2021.

i

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under the heading “Risk Factors” in our most recent annual report on Form 20-F, which is incorporated in this prospectus by reference, and any additional and updated risk factors disclosed in any accompanying prospectus supplement or any other document incorporated by reference in this prospectus before investing in any securities that may be offered pursuant to this prospectus. Please see “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those securities. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

You should carefully read this document and any applicable prospectus supplement and the related exhibits to the registration statement filed with the SEC. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information About Us.” In this prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

•	“board” and “board of directors” are to TSMC Limited’s board of directors, unless otherwise stated;

•	“director(s)” are to member(s) of the TSMC Limited board, unless otherwise stated;

•	“Exchange Act” are to the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

•	“foreign private issuer” are to such term as defined in Rule 3b-4 under the Exchange Act;

•	“Guarantor” is to Taiwan Semiconductor Manufacturing Company Limited, unless the context otherwise requires;

•	“NT dollar” are to the legal currency of the R.O.C.;

•	“R.O.C.” and “Taiwan” are references to the Republic of China;

•	“SEC” are to the United States Securities and Exchange Commission;

•	“Securities Act” are to the United States Securities Act of 1933, as amended.

•	“Trust Indenture Act” are to the United States Trust Indenture Act of 1939, as amended;

•	“TSMC,” “Company,” “Group,” “our company,” “we,” “our” or “us” are to Taiwan Semiconductor Manufacturing Company Limited and its consolidated subsidiaries, unless the context otherwise requires;

•	“TSMC Arizona” and “Issuer” are to TSMC Arizona Corporation, a corporation incorporated under the laws of the State of Arizona;

•	“TSMC Limited” are to Taiwan Semiconductor Manufacturing Company Limited, unless the context otherwise requires;

•	“U.S.,” “U.S.A.” or “United States” are to the United States of America, its territories, its possessions and all areas subject to its jurisdiction; and

•	“US$” or “U.S. dollars” are to the legal currency of the United States.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us, our industry and the regulatory environment in which we operate. All statements other than statements of historical facts are forward-looking statements. These statements are made under the “Safe Harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “future,” “aim,” “estimate,” “intend,” “seek,” “plan,” “believe,” “potential,” “continue,” “ongoing,” “target,” “guidance,” “is/are likely to” or other similar expressions.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. Important factors that could cause those differences include, but are not limited to:

•	general local and global economic conditions;

•	the political stability of our local region;

•	outlook of the major and emerging end markets for our products, such as smartphones, high performance computing, internet of things, automotive electronics and digital consumer electronics;

•	the volatility of the semiconductor and electronics industry;

•	our ability to develop new technologies successfully and remain a technological leader;

•	the increased competition from other companies and our ability to retain and increase our market share;

•	overcapacity in the semiconductor industry;

•	our reliance on certain major customers;

•	the reliability of our information technology systems and resilience to any cyberattacks;

•	our ability to maintain control over expansion and facility modifications;

•	our ability to generate growth and profitability;

•	our ability to hire and retain qualified personnel;

•	our ability to acquire required equipment and supplies necessary to meet business needs;

•	our ability to protect our technologies, intellectual property rights and third-party licenses;

•	disruptive events, such as earthquakes or droughts;

•	the COVID-19 pandemic;

•	power and other utility shortages;

•	construction issues as we expand our capacity; and

•	fluctuations in foreign currency rates, in particular, any material appreciation of the NT dollar against the U.S. dollar, and our ability to manage such risks.

Forward-looking statements include, but are not limited to, statements regarding our strategy and future plans, future business condition and financial results, our capital expenditure plans, our capacity management plans, expectations as to the commercial production using 3-nanometer and more advanced technologies, technological upgrades, investment in research and development, future market demand, future regulatory or other developments in our industry, business expansion plans or new investments as well as business acquisitions and financing plans. If any one or more of the assumptions underlying the industry or market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus and the documents incorporated by reference herein and therein relate only to events or information as of the date on which the statements are made herein and are based on current expectations, assumptions, estimates and projections. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read such documents completely and with the understanding that our actual future results may be materially different from what we expect.

OUR COMPANY

Company Overview

We believe we are currently the world’s largest dedicated foundry in the semiconductor industry. As a foundry, we manufacture semiconductors using our manufacturing processes for our customers based on proprietary integrated circuit designs provided by them. We offer a comprehensive range of wafer fabrication processes, including processes to manufacture complementary metal oxide silicon (“CMOS”) logic, mixed-signal, radio frequency, embedded memory, bipolar complementary metal oxide silicon (which uses CMOS transistors in conjunction with bipolar junction transistor) mixed-signal and other semiconductors. We produced 24 percent of the world semiconductor excluding memory output value in 2020, as compared to 21 percent in the previous year. We also offer design, mask making, TSMC 3DFabricTM advanced 3D chip stacking and packaging, and testing services.

We count among our customers many of the world’s leading semiconductor companies, ranging from fabless semiconductor companies, system companies to integrated device manufacturers, including, but not limited to, Advanced Micro Devices, Inc., Broadcom Limited, Intel Corporation, MediaTek Inc., NVIDIA Corporation, NXP Semiconductors N.V., OmniVision Technology Inc., Qualcomm Inc., STMicroelectronics N.V., and Xilinx Inc.

Corporate Information

We were founded in 1987 as a joint venture among the R.O.C. government and other private investors and were incorporated in the R.O.C. as a company limited by shares on February 21, 1987. TSMC Limited’s common shares have been listed on the Taiwan Stock Exchange since September 5, 1994, and the American Depositary Shares (“ADS”) of TSMC Limited have been listed on the New York Stock Exchange under the symbol “TSM” since October 8, 1997.

Our principal executive office is located at No. 8, Li-Hsin Road 6, Hsinchu Science Park, Hsinchu, Taiwan, Republic of China. Our telephone number at that address is (886-3) 563-6688. Our website is www.tsmc.com. Information contained on our website is not incorporated herein by reference and does not constitute part of this prospectus.

The Issuer

TSMC Arizona Corporation, a corporation incorporated under the laws of the State of Arizona, U.S.A. in November 2020, or the Issuer, is a wholly-owned subsidiary of TSMC Limited. TSMC Arizona is expected to be primarily engaged in the manufacture and sale of integrated circuits. TSMC Arizona plans to spend approximately US$12 billion from 2021 to 2029 to build and operate an advanced semiconductor manufacturing facility, Fab 21, in the City of Phoenix area. Construction of the fab commenced in April 2021 and equipment is expected to be moved into the fab during the second half of 2022. TSMC Arizona targets to commence commercial production in 2024.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF THE DEBT SECURITIES AND THE GUARANTEES

The following is a summary of certain general terms and provisions of the debt securities, the guarantees and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act. The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related documents before investing in our debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be secured or unsecured;

•

whether the debt securities are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the record dates for the determination of holders to whom interest is payable or the method for determining such dates;

•	the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

•	redemption or early repayment provisions;

•	authorized denominations if other than denominations of US$200,000 and multiples of US$1,000 in excess thereof;

•	the form of the debt securities and the guarantees;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depository for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	any provisions for the defeasance of the particular debt securities being issued in whole or in part;

•	any addition or change in the provisions related to satisfaction and discharge;

•	any restriction or condition on the transferability of the debt securities;

•	if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

•	place or places where notices and demands relating to the debt securities and the indentures may be made;

•	if other than the entire principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any index or formula used to determine the amount of payments of principal of, premium (if any) or interest on the debt securities and the method of determining these amounts;

•	any provisions relating to compensation, reimbursement and indemnification of the trustee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•	additional terms not inconsistent with the provisions of the indenture, except as permitted by the terms of the indenture.

General

We may sell the debt securities at par or at greater than de minimis discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, the purchase price for, the principal of and any premium and any interest on such debt securities will be payable in U.S. dollars. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. Such additional debt securities will have the same terms and conditions as the applicable series of debt securities in all respects (or in all respects except for the issue date, the issue price or the first payment of interest), and will vote together as one class on all matters with respect to such series of debt securities. We shall not issue any additional debt securities of a series unless such additional debt securities are fungible with the outstanding debt securities of such series for U.S. federal income tax purposes. Taiwan Semiconductor Manufacturing Company Limited acts as the guarantor of the debt securities issued under the indenture. The guarantees are described under “Guarantees” below.

Form, Exchange and Transfer

The debt securities will be issued in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement, in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.

The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. You may exchange or transfer your registered debt securities at the specified office of the registrar. We may also arrange for additional registrars, and may change registrars. We may also choose to act as our own registrar.

You will not be required to pay a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the registrar with a written instrument of transfer satisfactory in form to the registrar.

The Guarantees

The Guarantor will fully, unconditionally and irrevocably guarantee to each holder of the debt securities, the full and prompt payment of the principal of, and premium (if any) and interest on, such debt securities (including any Additional Amounts (as defined below) payable in respect thereof) when and as the same shall become due and payable as provided in such debt securities.

Payment and Paying Agents

If your debt securities are in definitive registered form, we will pay interest to you if you are listed in the registrar’s records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt securities on the interest due date. That particular day is called the “record date” and will be stated in the applicable prospectus supplement.

We will pay interest, principal, Additional Amounts (as defined below) and any other money due on global registered debt securities pursuant to the applicable procedures of the depository or, if the debt securities are not in global form, at offices maintained for that purpose in New York, New York. These offices are called “paying agents.” We may also choose to pay interest by mailing checks. We may also arrange for additional payment agents, and may change these agents, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent.

Regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us, or if then held by us, discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Tax Redemption

Each series of debt securities may be redeemed at any time, at the option of the Issuer, in whole but not in part, upon notice as described below, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption (for the avoidance of doubt, along with Additional Amounts, if any, then due and which will become due on the date fixed for redemption), if (i) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, the applicable Successor Jurisdiction), or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, the date on which such successor Person became such pursuant to the applicable provisions of the indenture) (a “Tax Change”), the

Issuer or the Guarantor or any such successor Person is, or would be, obligated to pay Additional Amounts upon the next payment of principal or interest in respect of such debt securities or the next payment under the relevant guarantee, as applicable, and (ii) such obligation cannot be avoided by the Issuer or the Guarantor or such successor Person, as applicable, taking reasonable measures available to it.

Prior to the giving of any notice of redemption of a series of debt securities pursuant to the foregoing, the Issuer or the Guarantor or any such successor Person to the Issuer or the Guarantor, as applicable, shall deliver to the Trustee (i) a notice of such redemption election, (ii) an opinion of an Independent Legal Counsel or an opinion of an Independent Tax Consultant to the effect that the Issuer or the Guarantor or any such successor Person is, or would become, obligated to pay such Additional Amounts as the result of a Tax Change and (iii) an Officers’ Certificate of the Issuer or the Guarantor or such successor Person, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by the Issuer or the Guarantor or the relevant successor Person, as applicable, taking reasonable measures available to it.

Notice of redemption of a series of debt securities as provided above shall be given to the holders not less than 10 nor more than 60 days prior to the date fixed for redemption. Notice having been given, the relevant debt securities shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, at the place or places of payment and in the manner specified in the relevant debt securities. From and after the redemption date, if moneys for the redemption of such debt securities shall have been made available as provided in the indenture for redemption on the redemption date, such debt securities shall cease to bear interest, and the only right of the holders of such debt securities shall be to receive payment of the redemption price and accrued and unpaid interest, if any, to, but not including, the date fixed for redemption.

Optional Redemption

The Issuer may, at any time upon giving not less than 10 nor more than 60 days’ notice to holders of a series of debt securities, redeem such series of debt securities, in whole or in part; provided that the principal amount of any debt securities remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof. The redemption price for any debt securities to be redeemed prior to the Applicable Par Call Date will be equal to the greater of (i) 100% of the aggregate principal amount of the debt securities to be redeemed and (ii) the sum, as determined by the Independent Investment Banker.

If only some of the debt securities of any series are to be redeemed, the debt securities of such series to be redeemed will be selected, while such debt securities are in global form, by the applicable clearing system and/or stock exchange requirements, or while such debt securities are in certificated form, by the Trustee on a pro rata basis, by lot or by such method as the Trustee in its sole discretion deems fair and appropriate, unless otherwise required by law.

Any notice of redemption of debt securities as described in this “—Optional Redemption” section shall state the redemption price (if known) or the formula pursuant to which the redemption price is to be determined if the redemption price cannot be determined at the time the notice is given. If the redemption price cannot be determined at the time such notice is to be given, the actual redemption price, calculated as described in clause (ii) of the first paragraph under “—Optional Redemption” above, shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two New York Business Days prior to the redemption date.

Any notice of redemption of debt securities as described in this “—Optional Redemption” section may, at the Issuer’s discretion, be given subject to one or more conditions precedent, including, but not limited to, the completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in the Issuer or another entity). If such redemption is so subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the New York Business Day immediately preceding the relevant redemption date. The Issuer shall notify holders and the Trustee of any such rescission as soon as reasonably practicable after it determines that such conditions precedent will not be able to be satisfied or the Issuer shall not be able or willing to waive such conditions precedent. Once the notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the debt securities called for redemption will become due and payable on the redemption date and at the applicable redemption price as described in this “—Optional Redemption” section.

Payment of Additional Amounts

All payments of principal, premium and interest made by the Issuer in respect of the debt securities of any series or the Guarantor in respect of any guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature (including penalties, interest and any other additions thereto) (“Taxes”) imposed or levied by or on behalf of the R.O.C., the U.S., or any political subdivision thereof or any authority therein having power to tax (a “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law or by regulation. If the Issuer or the Guarantor (or their paying agents) is required to make such withholding or deduction, the Issuer or the Guarantor, as applicable, will withhold such Taxes and pay them to the relevant government authority, and the Issuer or the Guarantor, as applicable, will pay such additional amounts in respect of Taxes as will result (i) with respect to the Issuer, in the receipt by the holders or beneficial owners of the applicable series of debt securities of such amounts as would have been received by such holders or beneficial owners had no such withholding or deduction of such Taxes been required or (ii) with respect to the Guarantor, in the receipt by the holders or beneficial owners of the applicable series of debt securities of such amounts as would have been received by such holders or beneficial owners in respect of payments under any related guarantee had no such withholding or deduction of such Taxes been required (such additional amounts payable by the Issuer or the Guarantor, the “Additional Amounts”), except that no such Additional Amounts shall be payable:

(i)

in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of an applicable debt security and any Relevant Jurisdiction other than merely holding such debt securities or receiving principal or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having currently or having had a permanent establishment therein);

(ii)

to the extent that any Taxes with respect to an applicable debt security would not have been so imposed or levied but for the fact that, where presentation is required in order to receive payment, the applicable debt securities or guarantees were presented more than 30 days after the date on which such payment became due and payable or the date on which payment thereof provided for and notice thereof given to the holders of the applicable debt securities, whichever is later, except to the extent that the holder or beneficiary thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period;

(iii)

in respect of any failure of the holder or beneficial owner of a debt security or a guarantee to comply with a timely request of the Issuer or the Guarantor, as applicable, addressed to the holder or beneficial owner to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws, statutes, treaties, regulations or administrative practices of any Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder or beneficial owner;

(iv)	in respect of any Taxes imposed as a result of any applicable debt securities or guarantee being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless any such debt securities or such guarantee, as applicable, could not have been presented for payment elsewhere;

(v)	in respect of any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(vi)

to any holder of an applicable debt security or beneficiary of a guarantee that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;

(vii)

in respect of any Taxes imposed as a result of the holder or beneficial owner of a debt security being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign tax exempt organization, or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(viii)

in respect of any Taxes imposed as a result of the holder or beneficial owner of a debt security being or having been a “10-percent shareholder,” as defined in section 871(h)(3) of the Internal Revenue Code of 1986 (the “Code”), or any successor provision, of the Issuer;

(ix)

in respect of any Taxes imposed as a result of the holder or beneficial owner of a debt security being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3) of the Code or any successor provision;

(x)

in respect of any Taxes imposed by reason of the failure of the holder or beneficial owner of a debt security, including any intermediary that holds a debt security, to fulfill the statement requirements of section 871(h) or section 881(c) of the Code or any successor provision;

(xi)	in respect of any Taxes imposed pursuant to section 871(h)(6) or section 881(c)(6) of the Code (or any successor provisions);

(xii)	in respect of any Taxes that are payable otherwise than by deduction or withholding from payments on or in respect of any debt securities or guarantees; or

(xiii)	in the case of any combination of the above listed items.

In addition, any amounts to be paid on the applicable debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no Additional Amounts will be required to be paid on account of any such deduction or withholding.

In the event that any withholding or deduction for or on account of any Taxes is required in respect of any payment of principal of or interest on the applicable debt securities of any series or any payment under the applicable guarantee, at least five New York Business Days prior to the date of such payment, the Issuer or the Guarantor, as applicable, will furnish to the Trustee and the paying agent, if other than the Trustee, an Officers’ Certificate specifying the amount required to be withheld or deducted on such payment, certifying that the Issuer or the Guarantor, as applicable, shall pay such amounts required to be withheld to the appropriate governmental authority and certifying the fact that the Additional Amounts will be payable and the amounts so payable to each holder (unless such Additional Amounts are not required to be paid pursuant to the exceptions described above), and that the Issuer or the Guarantor, as applicable, will pay to the Trustee or such paying agent the Additional Amounts required to be paid; provided that no such Officers’ Certificate will be required prior to any date of payment of principal of or interest on any such debt securities or any such guarantees, as applicable, if there has been no change with respect to the matters set forth in a prior Officers’ Certificate. The Trustee and each paying agent may rely on the fact that any Officers’ Certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required. The Issuer and the Guarantor covenant to indemnify the Trustee and any paying agent for and to hold them harmless against any loss, liability or expense reasonably incurred without fraudulent activity, gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such Officers’ Certificate furnished pursuant to this paragraph or on the fact that any Officers’ Certificate contemplated by this paragraph has not been furnished.

Whenever there is mentioned, in any context, the payment of amounts based upon the principal amount of any applicable debt securities or of principal, premium or interest in respect of any applicable debt securities, such mention shall be deemed to include the payment of Additional Amounts provided for in the indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture.

The foregoing provisions shall apply in the same manner with respect to the jurisdiction in which any successor Person to the Issuer or the Guarantor is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a “Successor Jurisdiction”), substituting such Successor Jurisdiction for the applicable Relevant Jurisdiction.

The Issuer’s and the Guarantor’s respective obligations to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture.

Consolidation, Merger and Sale of Assets

Prior to the satisfaction and discharge of the indenture, the Guarantor and the Issuer may not consolidate with or merge into any other Person in a transaction or, directly or indirectly, convey, transfer or lease all or substantially all of its properties and assets to any Person, unless either:

(i)	in the case of a consolidation or merger, the Guarantor or the Issuer is the continuing and surviving Person and no Default or Event of Default shall have occurred and be continuing; or

(ii) (a)

the Person formed by such consolidation or into which the Issuer or the Guarantor is merged or to whom the Issuer or the Guarantor has conveyed, transferred or leased all or substantially all of its properties and assets expressly assumes by an indenture supplemental to the indenture all the obligations of the Issuer or the Guarantor, as applicable, under the indenture and the applicable debt securities and guarantee, including the obligation to pay Additional Amounts, with any jurisdiction in which the Person is organized or resident for tax purposes also being considered a “Relevant Jurisdiction” for purposes of the Additional Amounts provision;

(b)	immediately before and after giving effect to the transaction, no Default or Event of Default under the applicable debt securities shall have occurred and be continuing; and

(c)

the Issuer or the Guarantor, as applicable, has delivered to the Trustee an Officers’ Certificate and an opinion of Independent Legal Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

An assumption of the Issuer’s obligations under any applicable debt securities by any Person might be deemed for U.S. federal income tax purposes to be an exchange of such debt securities for new debt securities by the beneficial owners thereof, resulting in the recognition of gain or loss for such purposes and possibly certain other adverse tax consequences. Investors should consult their own tax advisors regarding the tax consequences of such an assumption.

Open Market Purchases

The Issuer or the Guarantor or any of the Guarantor’s Subsidiaries may, in accordance with all applicable laws and regulations, at any time purchase the debt securities in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the indenture. The debt securities so purchased, while held by or on behalf of the Issuer or the Guarantor or any of the Guarantor’s Subsidiaries, shall not be deemed to be outstanding for the purposes of determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder.

Modification and Waiver

The indenture will contain provisions permitting the Issuer, the Guarantor and the Trustee, without the consent of the holders of a series of debt securities, to execute supplemental indentures for certain enumerated purposes in the indenture and, with the consent of the holders of not less than a majority in aggregate principal amount of the relevant series of debt securities then outstanding under the indenture, to add, change, eliminate or modify in any way the provisions of the indenture or any supplemental indentures or to change or modify in any manner the rights of the holders of debt securities of such series. The Issuer, the Guarantor and the Trustee may not, however, without the consent of each holder of the debt securities of the series affected thereby:

(i)	change the Stated Maturity of such series of debt securities;

(ii)	reduce the principal amount of, payments of interest on or stated time for payment of interest on any debt securities of such series;

(iii)	change any obligation of the Issuer or the Guarantor to pay Additional Amounts with respect to such series of debt securities or the related guarantee, respectively;

(iv)	change any obligation of the Guarantor to make payments under the guarantee with respect to such series of debt securities;

(v)	change the currency of payment of the principal of or interest on such series of debt securities;

(vi)

impair the right to receive payment of the principal of or interest on (including Additional Amounts) such series of debt securities on the stated maturity date for such payment expressed in such series of debt securities or to institute suit for the enforcement of such payment;

(vii)	reduce the above stated percentage of outstanding debt securities of such series necessary to modify or amend the indenture;

(viii)

reduce the percentage of the aggregate principal amount of outstanding debt securities of such series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain Defaults;

(ix)	modify the provisions of the indenture with respect to modification and waiver; or

(x)

reduce the amount of the premium payable upon the redemption or repurchase of any debt securities of such series or change the time at which any debt securities of such series may be redeemed or repurchased as described above under “—Optional Redemption” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

The holders of not less than a majority in principal amount of a series of debt securities may on behalf of all holders of that series of debt securities waive any existing or past Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default (i) in the payment of principal of, or interest on (or Additional Amounts payable in respect of), the relevant debt securities then outstanding or the payment of any amounts due under the relevant guarantee, in which event the consent of all holders of that series of debt securities is required; or (ii) in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of each holder of that series of debt securities then outstanding affected thereby. Any such waivers will be conclusive and binding on all holders of the relevant series of debt securities, whether or not they have given consent to such waivers, and on all future holders of such series of debt securities, whether or not notation of such waivers is made upon the relevant debt securities. Any instrument given by or on behalf of any holder of any debt securities in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of any such debt securities.

Notwithstanding the foregoing, without the consent of any holder, the Issuer, the Guarantor and the Trustee may amend the indenture, the debt securities of each series and the guarantees to, among other things:

(i)	cure any ambiguity, omission, defect or inconsistency; provided, however, that such amendment does not materially and adversely affect the rights of holders of the relevant series of debt securities;

(ii)

provide for the assumption by a successor Person of the obligations of the Issuer or the guarantee under the indenture and a series of debt securities in accordance with “—Consolidation, Merger and Sale of Assets”;

(iii)

provide for or facilitate the issuance of uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Code;

(iv)	comply with the rules of any applicable depositary;

(v)	make any change that does not adversely affect the legal rights under the indenture of any holder in any material respect;

(vi)

evidence and provide for the acceptance of an appointment under the indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the indenture;

(vii)

conform the text of the indenture, the debt securities or the guarantees to any provision of this “Description of the Debt Securities and the Guarantees” in the applicable prospectus supplement in relation to the debt securities;

(viii)

make any amendment to the provisions of the indenture relating to the transfer and legending of the debt securities or the guarantees as permitted by the indenture, including, but not limited to, amendments made to facilitate the issuance and administration of the debt securities or the guarantees or, if incurred in compliance with the indenture, additional debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in the debt securities or the guarantees being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer the debt securities and the guarantees as described in the applicable prospectus supplement;

(ix)	to provide for the issuance of additional debt securities of each series in accordance with the limitations set forth in the indenture;

(x)	to evidence the succession of another Person to the Issuer or the Guarantor, and the assumption by any such successor of the covenants of the Issuer or the Guarantor, respectively;

(xi)	to establish the form or terms of a new series of debt securities;

(xii)	to reduce or otherwise limit the aggregate principal amount of debt securities that may be authenticated and delivered under the indenture;

(xiii)

to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that any such action shall not adversely affect the interests of the holders of any debt securities then outstanding;

(xiv)

to amend or supplement any provision contained herein or in any supplemental indenture, provided that no such amendment or supplement shall adversely affect the interests of the holders of any debt securities then outstanding; and

(xv)	to comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the indenture by any holder given in connection with a tender of such holder’s debt securities will not be rendered invalid by such tender. After an amendment, supplement or waiver under the indenture becomes effective, the Issuer is required to give to the holders of the affected debt securities a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all such holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

Events of Default

For each series of debt securities, each of the following shall constitute an Event of Default under the indenture for such series of debt securities:

(i)

failure to pay principal or premium in respect of any debt securities of such series by the due date for such payment, but in the case of technical or administrative difficulties, only if the default continues for a period of two days;

(ii)	failure to pay interest on any debt securities of such series within 30 days after the due date for such payment;

(iii)	the Issuer or the Guarantor defaults in the performance of or breaches its obligations under the “—Consolidation, Merger and Sale of Assets” covenant;

(iv)

the Issuer or the Guarantor defaults in the performance of or breaches any covenant or agreement in the indenture or under such series of debt securities (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 90 consecutive days after written notice to the Issuer and the Guarantor, as applicable, by the Trustee or the holders of 25% or more in aggregate principal amount of such series of debt securities then outstanding;

(v)

the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (b) a decree or order adjudging the Issuer or the Guarantor bankrupt or insolvent, or approving as final and nonappealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Issuer or the Guarantor under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer or the Guarantor or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive calendar days;

(vi)

the commencement by the Issuer or the Guarantor of a voluntary case or proceeding under any applicable state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief with respect to the Issuer or the Guarantor under any applicable bankruptcy, insolvency or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer or the Guarantor or of any substantial part of their respective property pursuant to any such law, or the making by the Issuer or the Guarantor of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by the Issuer or the Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or the Guarantor that resolves to commence any such action; and

(vii)

the relevant series of debt securities, the relevant guarantee or the indenture is or becomes or is claimed to be unenforceable, invalid, ceases to be in full force and effect by the Issuer or the Guarantor, as applicable, or is deemed to contravene, breach or violate the laws of any relevant jurisdiction.

However, a default under subparagraph (iv) above will not constitute an Event of Default until the Trustee or the holders of 25% in aggregate principal amount of the then outstanding debt securities of the relevant series notify the Issuer and the Guarantor of the default and the Issuer or the Guarantor, as applicable, does not cure such default within the time specified in subparagraph (iv) above after receipt of such notice.

If an Event of Default (other than an Event of Default described in subparagraphs (v) and (vi) above) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the relevant series of debt securities then outstanding by written notice to the Issuer and the Guarantor (and to the Trustee if such notice is given by the holders) as provided in the indenture may, or the Trustee acting on the directions of the holders of at least 25% in aggregate principal amount of the relevant series of debt securities then outstanding (subject to receipt of indemnity and/or security satisfactory to the Trustee) shall, declare the unpaid principal amount of the debt securities of such series and any accrued and unpaid interest thereon (and any Additional Amount payable in respect thereof) to be due and payable immediately upon receipt of such notice. If an Event of Default in subparagraphs (v) or (vi) above shall occur, the unpaid principal amount of all the debt securities of such series then outstanding and any accrued and unpaid interest thereon will automatically, and without any declaration or other action by the Trustee or any holder of such debt securities, become immediately due and payable. After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of at least a majority in aggregate principal amount of the affected debt securities then outstanding may, under certain circumstances, waive all past Defaults and rescind and annul such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default in respect of such series of debt securities, other than the non-payment of principal, premium, if any, or interest on such debt securities that became due solely because of the acceleration of such debt securities, have been cured or waived. For information as to waiver of Defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the Trustee, in case an Event of Default of a series of debt securities shall occur and be continuing, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture at the written request, order or direction of any of the holders of such debt securities, unless such number of holders shall have instructed in writing and offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain provisions, including those requiring security and/or indemnification of the Trustee, the holders of a majority in aggregate principal amount of such debt securities then outstanding will have the right to direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. No holder of any debt securities will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, the debt securities or the guarantee, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the Trustee written notice of a continuing Event of Default, (ii) the holders of at least 25% in aggregate principal amount of such series of debt securities then outstanding have made written request to the Trustee to institute such proceeding, (iii) such holder or holders have instructed in writing and offered indemnity and/or security satisfactory to the Trustee and (iv) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of such series of debt securities then outstanding a written direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of the right to receive payment of the principal of or interest on any such debt securities on or after the applicable due date specified in any such debt securities. The Trustee shall not be required to expend its funds in following such direction if it does not reasonably believe that reimbursement or indemnity and/or security is assured to it.

If the Trustee collects any money pursuant to the indenture, it shall pay out the money in the following order:

First, to the Trustee and the Agents to the extent necessary to reimburse the Trustee and the Agents for any expenses incurred in connection with the collection or distribution of such amounts held or realized and any fees and expenses (including indemnity payments) incurred in connection with carrying out its functions under the indenture (including reasonable legal fees);

Second, to the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the debt securities of the relevant series in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the debt securities of such series for principal and premium, if any, and interest, respectively; and

Third, any surplus remaining after such payments will be paid to the Issuer or to whomever may be lawfully entitled thereto.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect when:

(i)	either:

(a)

all of the applicable debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b)

all of the debt securities that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the holders of the debt securities, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge all amounts outstanding on the debt securities not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(ii)

no Default or Event of Default under the indenture has occurred and is continuing with respect to the debt securities on the date of the deposit referred to in clause (i)(a) or (i)(b) above (other than a Default or Event of Default resulting from or related to the borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which it is bound;

(iii)	the Issuer has paid or caused to be paid all sums payable by it under the indenture with respect to the debt securities; and

(iv)

the Issuer has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an opinion of Independent Legal Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Legal Defeasance and Covenant Defeasance

The indenture will provide that the Issuer may, at its option and at any time, elect to have all of its (and the Guarantor’s) obligations discharged with respect to the outstanding debt securities of a series and the related guarantees (“Legal Defeasance”) except for:

(i)

the rights of holders of the debt securities of the relevant series that are then outstanding to receive payments in respect of the principal of, or interest or premium on the debt securities of the relevant series when such payments are due from the trust referred to below;

(ii)

the Issuer’s obligations with respect to the debt securities of the relevant series concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii)	the rights, powers, trusts, duties, indemnities and immunities of the Trustee for the relevant series of debt securities, and the Issuer’s obligations in connection therewith; and

(iv)	the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the indenture for the relevant series of debt securities.

The indenture will provide that the Issuer may, at its option and at any time, elect to have its (and the Guarantor’s) obligations with respect to the outstanding debt securities of the relevant series and the related guarantee released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “—Events of Default” will no longer constitute an Event of Default in respect of such series of debt securities.

The indenture will also provide that, in order to exercise either Legal Defeasance or Covenant Defeasance:

(i)

the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of all the debt securities subject to Legal Defeasance or Covenant Defeasance, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium on such debt securities as are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

(ii)

in the case of Legal Defeasance, the Issuer must deliver to the Trustee an opinion of Independent Legal Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of Independent Legal Counsel will confirm that, the holders of the then outstanding debt securities of the affected series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)

in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an opinion of Independent Legal Counsel reasonably acceptable to the Trustee confirming that the holders of the then outstanding debt securities of the affected series will not recognize income, gain or loss for

U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)

no Default or Event of Default with respect to the debt securities of the affected series must have occurred and be continuing on the date of the deposit referred to in clause (i) above (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(v)

the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit referred to in clause (i) above was not made by it with the intent of preferring the holders of debt securities of the affected series over the Issuer’s other creditors with the intent of defeating, hindering, delaying or defrauding its creditors or others; and

(vi)

the Issuer must deliver to the Trustee an Officers’ Certificate and an opinion of Independent Legal Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Concerning the Trustee

Pursuant to the indenture, Citibank, N.A. will be designated as the initial trustee and the Trustee, will be designated by the Issuer as the initial paying and transfer agent and registrar for the applicable debt securities. The corporate trust office of the Trustee is currently located at 388 Greenwich Street, New York, NY 10013.

The indenture will provide that the Trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in such indenture, and no implied covenant or obligation shall be read into the indenture against the Trustee. If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Furthermore, each Holder, by accepting the debt securities will agree, for the benefit of the Trustee, that it is solely responsible for its own independent appraisal of, and investigation into, all risks arising under or in connection with the debt securities and has not relied on and will not at any time rely on the Trustee in respect of such risks.

For so long as the debt securities will be listed on the Singapore Exchange Securities Trading Limited (the “SGX-ST”) and the rules of the SGX-ST so require, the Issuer shall appoint and maintain a paying agent in Singapore, where the applicable debt securities may be presented or surrendered for payment or redemption, in the event that a debt security in global form is exchanged for debt securities in definitive form. In addition, in the event that a debt security in global form is exchanged for debt securities in definitive form, an announcement of such exchange shall be made by or on behalf of the Issuer through the SGX-ST and such announcement will include all material information with respect to the delivery of the debt securities in definitive form, including details of the paying agent in Singapore.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of the Issuer or the Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantor under the debt securities, the indenture or the guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

Currency Indemnity

To the fullest extent permitted by law, the obligations of the Issuer or the Guarantor to any holder of the debt securities under the indenture or the debt securities or the guarantees, as the case may be, shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such holder or the Trustee, as the case may be, of any amount in the Judgment Currency, the Agreement Currency may in accordance with normal banking procedures be purchased with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder or the Trustee, as the case may be, in the Agreement Currency, the Issuer and the Guarantor agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder, such holder or the Trustee, as the case may be, agrees to pay to or for the account of the Issuer or the Guarantor such excess, provided that such holder shall not have any obligation to pay any such excess as long as a default by the Issuer or the Guarantor in its obligations under the indenture or the relevant series of debt securities or the related guarantee has occurred and is continuing, in which case such excess may be applied by such holder to such obligations.

Governing Law and Consent to Jurisdiction

The debt securities, the guarantees and the indenture will be governed by and construed in accordance with the laws of the State of New York. The Issuer and the Guarantor have agreed that any action arising out of or based upon the indenture, the debt securities or the guarantees may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, the City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action. Prior to the delivery of the debt securities, the Issuer and the Guarantor shall irrevocably appoint TSMC North America as their agent upon which process may be served in any such action.

Each of the Issuer and the Guarantor has agreed that, to the extent that it is or becomes entitled to any sovereign or other immunity, it will waive such immunity in respect of its obligations under the indenture.

Certain Definitions

Set forth below are definitions of certain of the terms used herein. Additional terms are defined elsewhere above or in the indenture.

“Authorized Officer” means a director, the chairman of the board, the chief executive officer, the chief financial officer or treasurer of the Issuer or any other person duly authorized by the board of directors of the Issuer to act in respect of matters under the indenture for the debt securities.

“Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions or trust companies in the State of New York and Hong Kong are authorized or obligated by law, regulation or executive order to remain closed.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“holder” in relation to a debt securities, means the Person in whose name a debt securities is registered in the Register.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer from time to time to act in such capacity.

“Independent Legal Counsel” means an independent legal firm of internationally recognized standing that is reasonably acceptable to the Trustee.

“Independent Tax Consultant” means an independent accounting firm or consultant of internationally recognized standing that is reasonably acceptable to the Trustee, provided that the Trustee shall have no liability for the selection or approval of such agent.

“New York Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions or trust companies in the State of New York are authorized or obligated by law, regulation or executive order to remain closed.

“Officer” means a director or the chairman of the board, the chief executive officer, the vice chairman, the chief financial officer, any vice president (whether or not designated by a number or numbers or word or words added before or after the title “vice president”), the treasurer or the secretary of the Guarantor or any other officer duly authorized by the board of directors of the Guarantor to act in respect of matters under the indenture for the debt securities or, in the case of the Issuer, any Authorized Officer, or in the case of any successor Person to the Issuer or the Guarantor, a director of such successor Person.

“Officers’ Certificate” means a certificate signed by two Officers of each of the Issuer or the Guarantor or any successor Person to the Issuer or the Guarantor, as applicable, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer or Guarantor.

“Person” means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in the United States of America.

“Reference Treasury Dealer” means (1) Goldman Sachs & Co. LLC and its successors; provided, however, that if Goldman Sachs & Co. LLC and its successors cease to be a Primary Treasury Dealer, the Issuer will substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by the Issuer.

“R.O.C.” means the Republic of China.

“SEC” means the U.S. Securities and Exchange Commission.

“Trustee” means Citibank, N.A., in its capacity as trustee under the indenture for the debt securities.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

LEGAL OWNERSHIP OF DEBT SECURITIES

In this prospectus and the applicable prospectus supplement, when we refer to the “holders” of debt securities as being entitled to specified rights or payments, we mean only the actual legal holders of the debt securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be a broker, bank, other financial institution or, in the case of a global security, a depository. The obligations of the Issuer and the Guarantor, as well as the obligations of the trustee, any registrar, any depository and any third parties employed by the Issuer, the Guarantor or the other entities listed above, run only to persons who are registered as holders of debt securities, except as may be specifically provided for in a contract governing the debt securities. For example, once the Issuer or the Guarantor make payment to the registered holder, the Issuer and/or the Guarantor have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Street Name and Other Indirect Holders

Holding debt securities in accounts at banks or brokers is called holding in “street name.” If you hold debt securities in street name, the Issuer and the Guarantor will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the debt securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any applicable prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold debt securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out, among other things:

•	how it handles payments and notices with respect to the debt securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise any rights or options that may exist under the debt securities on your behalf;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If the debt securities are in the form of global securities, the ultimate beneficial owners can only be indirect holders. The Issuer and the Guarantor do this by requiring that the global security be registered in the name of a financial institution they select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable prospectus supplement will indicate whether the debt securities will be issued only as global securities.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. The Issuer and the Guarantor will not recognize you as a holder of the debt securities and instead will deal only with the depositary that holds the global security.

You should be aware that if debt securities are issued only in the form of global securities:

•	you cannot have the debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

•

you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates;

•

the depositary’s policies will govern payments, dividends, transfers, exchange and other matters relating to your interest in the global security. The Issuer, the Guarantor, the trustee and the Agents have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. The Issuer, the Guarantor, the trustee and the Agents also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, a global security representing debt securities will terminate and interests in it will be exchanged for physical certificates representing the debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the debt securities transferred to your name if you wish to become a direct holder.

Unless specify otherwise in the applicable prospectus supplement, the special situations for termination of a global security representing debt securities are:

•

the depositary has notified the Issuer that it is unwilling or unable to continue as depositary for such global security or the depositary ceases to be a clearing agency registered under the Exchange Act, at a time when such depositary is required to be so registered in order to act as depositary, and in each case the Issuer does not or cannot appoint a successor depositary within 90 days; or

•	upon request by holders, in case that an event of default with respect to the debt securities of the applicable series has occurred and is continuing.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by that prospectus supplement. When a global security terminates, the depositary (and not us, the trustee or any Agent) is responsible for deciding the names of the institutions that will be the initial direct holders.

ENFORCEABILITY OF CIVIL LIABILITIES

The Guarantor is a corporation with limited liability organized under the laws of the R.O.C. Most of the Guarantor’s directors and officers reside in the R.O.C., and a significant portion of the assets of the directors and officers and a significant portion of the assets of the Guarantor are located in the R.O.C. As a result, it may not be possible for you to effect service of process within the United States upon such persons or to enforce against them or against the Guarantor in U.S. courts judgments predicated upon the civil liability provisions of U.S. federal securities laws or the securities laws of any state within the United States (“blue sky” laws). There is doubt as to the enforceability in the R.O.C., either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated on the U.S. federal securities laws. Any final judgment obtained against the Guarantor in any court other than the courts of the R.O.C. in respect of any legal suit or proceeding arising out of or relating to the debt securities or the guarantees will be enforced by the courts of the R.O.C. without further review of the merits only if the courts of the R.O.C. where enforcement is sought is satisfied that:

•	the court rendering the judgment had jurisdiction over the subject matter according to the laws of the R.O.C.;

•	the judgment and the court proceedings resulting in such judgment are not contrary to the public order or good morals of the R.O.C.;

•

if the judgment was a default judgment rendered against the Guarantor or such persons, (i) the Guarantor or such persons were duly served within a reasonable period of time within the jurisdiction of such court in accordance with the laws and regulations of such jurisdiction, or (ii) process was served on the Guarantor or such persons with judicial assistance of the R.O.C.; and

•	judgments of the courts of the R.O.C. are recognized in the jurisdiction of the court rendering the judgment on a reciprocal basis.

A party seeking to enforce a foreign judgment in the R.O.C. would, except under limited circumstances, be required to obtain a foreign exchange approval from the Central Bank of the Republic of China (Taiwan), for the remittance out of the R.O.C. of any amounts recovered in respect of such judgment denominated in a currency other than the NT dollar.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

•	the name or names of any underwriters, dealers or agents;

•	any public offering price;

•	the proceeds from such sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

We may distribute the securities from time to time in one or more of the following ways:

•	at a fixed price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

By Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

By Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

LEGAL MATTERS

We and the Issuer are being represented by Sullivan & Cromwell (Hong Kong) LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters as to R.O.C. law will be passed upon for us by Lee and Li, Attorneys-at-Law. Certain legal matters as to Arizona State law will be passed upon for us by Fennemore Craig, P.C. Sullivan & Cromwell (Hong Kong) LLP may rely upon Lee and Li, Attorneys-at-Law with respect to matters governed by R.O.C. law and Fennemore Craig, P.C. with respect to matters governed by Arizona State law.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from TSMC Limited’s Annual Report on Form 20-F for the year ended December 31, 2020, and the effectiveness of internal control over financial reporting have been audited by Deloitte & Touche, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim consolidated financial information for the six months ended June 30, 2021 and 2020 which is incorporated herein by reference, Deloitte & Touche, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in TSMC Limited’s current report on Form 6-K originally furnished to the SEC on October 18, 2021, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim consolidated financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because that report is not “report” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

Deloitte & Touche is located at 20th Floor, No. 100, Songren Rd., Xinyi District., Taipei, Taiwan.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

TSMC Limited is currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, TSMC Limited is required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the Internet at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we filed with the SEC, using a shelf registration process under the Securities Act, relating to the securities to be offered. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to those documents. Information that we file with or furnish to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. All of the documents incorporated by reference are available at www.sec.gov under Taiwan Semiconductor Manufacturing Company Limited, CIK number 0001046179.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date.

We incorporate by reference the documents listed below:

•	TSMC Limited’s annual report on Form 20-F for the year ended December 31, 2020, originally filed with the SEC on April 16, 2021 (File No. 001-14700);

•

TSMC Limited’s current report on Form 6-K originally furnished to the SEC on October 18, 2021, including Exhibit 99.1 titled “Operating and Financial Review and Prospects for the Six Months Ended June 30, 2021” and Exhibit 99.2 titled “Unaudited Condensed Consolidated Financial Statements for the Six Months Ended June 30, 2021”;

•

any future annual reports on Form 20-F filed by TSMC Limited with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

•	any future reports on Form 6-K that TSMC Limited furnishes to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.

We will provide a copy of any or all of the information that has been incorporated by reference in this prospectus, upon written or oral request, to any person, including any beneficial owner of the debt securities, to whom a copy of this prospectus is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:

Taiwan Semiconductor Manufacturing Company Limited

No. 8, Li-Hsin Road 6

Hsinchu Science Park

Hsinchu, Taiwan

Republic of China

Telephone: +886-3-5636688

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The relationship between us and our directors and officers is governed by the R.O.C. Civil Code, R.O.C. Company Law and our articles of incorporation. We have entered into indemnification agreements with each of our directors. Under these agreements, we agreed to indemnify our directors against any liabilities and expenses actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, instituted by any third party, arising out of their service as a director, to the fullest extent permitted by law, unless we establish that the director did not act in good faith and, with respect to any criminal proceeding, that the director had reasonable cause to believe that his or her conduct was unlawful. In addition, we have obtained directors’ and officers’ liability insurance.

ITEM 9.	EXHIBITS

See Index to Exhibits beginning on page II-4 of this registration statement.

ITEM 10.	UNDERTAKINGS

(a)	Each of the undersigned Registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, as amended, and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement

4.1	Indenture, dated as of October 18, 2021, by and among the Guarantor, the Issuer and Citibank, N.A. as Trustee

4.2	Form of Debt Security and Guarantee relating thereto (included in Exhibit 4.1)

5.1	Opinion of Sullivan & Cromwell (Hong Kong) LLP

5.2	Opinion of Lee and Li, Attorneys-at-Law

5.3	Opinion of Fennemore Craig, P.C.

23.1	Consent of Deloitte & Touche, Independent Registered Public Accounting Firm

23.2	Consent of Sullivan & Cromwell (Hong Kong) LLP, U.S. counsel to the Guarantor and the Issuer (included in Exhibit 5.1)

23.3	Consent of Lee and Li, Attorneys-at-Law (included in Exhibit 5.2)

23.4	Consent of Fennemore Craig, P.C. (included in Exhibit 5.3)

24.1	Powers of Attorney (included as part of signature page)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of the Trustee with respect to the indenture

SIGNATURES

Pursuant to the requirements of the Securities Act, Taiwan Semiconductor Manufacturing Company Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hsinchu, Taiwan, Republic of China, on October 18, 2021.

TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY LIMITED
By:	/s/ Wendell Jen-Chau Huang
	Name:	Wendell Jen-Chau Huang
	Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mark Liu, C.C. Wei, Ming-Hsin Kung, F.C. Tseng, Sir Peter L. Bonfield, Kok-Choo Chen, Michael R. Splinter, Moshe N. Gavrielov, Yancey Hai, L. Rafael Reif and Wendell Jen-Chau Huang as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact and agent, or its substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities set forth below on October 18, 2021.

Name	Title

/s/ Mark Liu Name: Mark Liu	Chairman

/s/ C.C. Wei Name: C.C. Wei	Vice Chairman and Chief Executive Officer (principal executive officer)

/s/ Ming-Hsin Kung Name: Ming-Hsin Kung	Director

/s/ F.C. Tseng Name: F.C. Tseng	Director

/s/ Sir Peter L. Bonfield Name: Sir Peter L. Bonfield	Independent Director

/s/ Kok-Choo Chen Name: Kok-Choo Chen	Independent Director

/s/ Michael R. Splinter Name: Michael R. Splinter	Independent Director

/s/ Moshe N. Gavrielov Name: Moshe N. Gavrielov	Independent Director

/s/ Yancey Hai Name: Yancey Hai	Independent Director

/s/ L. Rafael Reif Name: L. Rafael Reif	Independent Director

/s/ Wendell Jen-Chau Huang Name: Wendell Jen-Chau Huang	Vice President and Chief Financial Officer (principal financial officer)

/s/ Mingli Weng Name: Mingli Weng	Controller

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Under the Securities Act, the undersigned, the duly authorized representative in the United States of Taiwan Semiconductor Manufacturing Company Limited, has signed this registration statement in San Jose, California, on October 18, 2021.

TSMC North America
By:	/s/ Steven Schulman
	Name:	Steven Schulman
	Title:	Senior Director

SIGNATURES

Pursuant to the requirements of the Securities Act, TSMC Arizona Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hsinchu, Taiwan, Republic of China, on October 18, 2021.

TSMC Arizona Corporation
By:	/s/ Wendell Jen-Chau Huang
	Name:	Wendell Jen-Chau Huang
	Title:	Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Yung-Chin Hou, Ying-Lang Wang, Shu-Hua Fang and Wendell Jen-Chau Huang as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact and agent, or its substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities set forth below on October 18, 2021.

Name	Title

/s/ Yung-Chin Hou	Director
Name: Yung-Chin Hou

/s/ Ying-Lang Wang	Director
Name: Ying-Lang Wang

/s/ Shu-Hua Fang	Director
Name: Shu-Hua Fang

/s/ Wendell Jen-Chau Huang	Director
Name: Wendell Jen-Chau Huang

/s/ Rick Cassidy	Chief Executive Officer (principal executive officer)
Name: Rick Cassidy

/s/ Tricia Chu	Treasurer (principal financial and accounting officer)
Name: Tricia Chu